UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

SUSGLOBAL ENERGY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
Toronto, ON, Canada, M5R 1J2
(Address of principal executive offices, including zip code)

(416) 223-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b -2).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 1.01 Entry into a Material Definitive Agreement.

     SusGlobal Energy Corp. (the “Company”) entered into securities purchase agreements (the “SPAs”) with two investors (the “Investors”) pursuant to which each Investor purchased two 12% unsecured convertible promissory notes comprised of the first notes (the “First Notes”) being in the amount of $275,000 each, and the remaining notes in the amount of $275,000 each (the “Back-End Notes,” and, together with the First Notes, the “Notes”) in the aggregate principal amount of $1,100,000, such principal and the interest thereon convertible into shares of the Company’s common stock (the “Common Stock”) at the Investors’ option. Each First Note contained a $25,000 OID such that the purchase price of each First Note was $250,000. The First Notes were paid for by the Investors upon the signing of the SPAs. The Back-End Notes were initially paid for by the issuance of two offsetting $250,000 secured notes issued to the Company by the Investors (the “Investor Notes”), provided that prior to conversion of the Investor Notes, the Investors must have paid back the Investor Notes in cash.

     Although the SPAs are dated March 7, 2019 or March 8, 2019 (each, an “Effective Date”), they became effective upon the payment in cash of the purchase price by the Investors. The purchase prices of $250,000 and $250,000 for the First Notes was paid in cash by the Investors on March 11, 2019. After payment of transaction-related expenses, net proceeds to the Company from the Notes totaled $456,000.

     The maturity dates of the Notes are March 7, 2020 or March 8, 2020. The Notes shall bear interest at a rate of twelve percent (12%) per annum (the “Interest Rate”), which interest shall be paid by the Company to the Investors in Common Stock at any time the Investors send a notice of conversion to the Company. The Investors are entitled to, at their option, convert all or any amount of the principal face amount and any accrued but unpaid interest of the Notes into Common Stock, at any time, at a conversion price for each share of Common Stock equal to 65% multiplied by the lowest trading price (as defined in the Notes) of the Common Stock as reported on the National Quotations Bureau OTC Marketplace exchange upon which the Company’s shares are traded during the twenty (20) consecutive Trading Day period immediately preceding (i) the applicable Effective Date; or (ii) the conversion date (the “Variable Conversion Price”).

     The Notes may be prepaid until 180 days from the applicable Effective Date with the following penalties: (i) if the Notes are prepaid within sixty (60) days following the applicable Effective Date, then the prepayment premium shall be 125% of the face amount plus any accrued interest; (ii) if the Notes are prepaid during the period beginning on the date which is sixty-one (61) days following the applicable Effective Date, and ending on the date which is ninety (90) days following the applicable Effective Date, then the prepayment premium shall be 135% of the face amount plus any accrued interest; (iii) if the Notes are prepaid during the period beginning on the date which is ninety-one (91) days following the applicable Effective Date, and ending on the date which is one hundred eighty (180) days following the applicable Effective Date, then the prepayment premium shall be 145% of the face amount plus any accrued interest. Such prepayment redemptions must be closed and funded within three days of giving notice of prepayment or the right to prepay shall be forfeited.

     The Company shall at all times reserve a minimum of eight (8) times the number of its authorized and unissued Common Stock (the “Reserved Amounts”), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Notes. Upon full conversion of the Notes, any shares remaining in such reserve shall be cancelled. The Company will, from time to time, increase the Reserved Amount in accordance with the Company’s obligations under the Notes.

     Pursuant to the terms of the SPAs, for so long as the Investors owns any shares of Common Stock issued upon the conversion of the Notes (the “Conversion Shares”), the Company covenants to secure and maintain the listing of such shares of Common Stock. The Company is also subject to certain customary negative covenants under the Notes and the SPAs, including but not limited to the requirement to maintain its corporate existence and assets, subject to certain exceptions, and not to make any offers or sales of any security under circumstances that would require registration of or stockholder approval for the Notes or the Conversion Shares.

     Any shares to be issued pursuant to any conversion of the Notes shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

     The Company intends to use the proceeds from the Notes for general working capital purposes.

     The Notes are long-term debt obligations that are material to the Company. The Notes contain certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the Securities and Exchange Commission and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. In the event of default, at the option of the Investors and in the Investors’ sole discretion, the Investors may consider the Notes immediately due and payable.

     The foregoing descriptions of the SPAs, the Notes, and the Investor Notes do not purport to be complete and are qualified in their entirety by reference to the SPAs, the First Notes, the Back-End Notes, and the Investor Notes the forms of which are filed as, respectively, Exhibits 4.1, 4.2, 4.3, and 10.1 hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

     The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

     The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only three recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 9.01 Financial Statements Exhibits.

Exhibit
Number	Description
4.1	Form of 12% Convertible Redeemable Note Issued by the Company
4.2	Form of 12% Convertible Redeemable Note (Back End Note) Issued by the Company
4.3	Form of Collateralized Secured Promissory Note Issued by the Investor
10.1	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Date: March 15, 2019	By:	/s/ Gerald Hamaliuk
Gerald Hamaliuk
Chief Executive Officer